EXHIBIT 10.6

March 12, 2008

Via Facsimile (626) 445-0066 and Mail

BrigItta Landmark

Kandamerica, Inc., a California Corporation

134 La Porte St.

Arcadia, CA 91006

Re: Osmetech, Inc. 126 W. Del Mar Blvd. Pasadena, CA. 91105 / Lease Extension Option

Dear Ms. Landmark,

This is to advise that Osmetech Inc. hereby exercises its first extension option as referenced in Addendum “A”, section 52, of our lease dated August 1st, 2005. According to the Agreement, the commencement date for the new 3-year term will be August 1, 2008.

Please confirm receipt and understanding of this advisement, and do not hesitate to contact me should you have any questions.

Thank you for your attention to this matter.

Sincerely,

/s/ Bruce A. Huebner

Bruce A. Huebner

President

Osmetech, Inc.

(626) 463-2000

Bruce.Huebner@osmetech.com

Tel: +1 626.463.2000    Fax: +1 626.463.2013

757 S. Raymond Ave. Pasadena, CA 91105 U.S.A.

www.OsmeTech.com